EXHIBIT 3.01
                           ARTICLES OF INCORPORATION   [RECEIVED
                                      OF                1994 JUL 31  PM 1:30
                                 GEN II, INC.           Lt.Gov/Sec. of State]

     We, the undersigned named natural persons of the age of twenty-one years or more, acting as incorporators of corporation under the Utah Business Corporation Act, adopt the following articles of incorporation:

                                  ARTICLE I

     The name of the corporation is GEN II, INC.

                                 ARTICLE II

                             PERIOD OF DURATION

     The period of duration of the corporation is XXXXXX

                                 ARTICLE III

                            PURPOSES AND POWERS

     The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporation may be organized under the Utah Business Corporation Act, including but not limited to, the following:

     (a) The acquisition exploration, development, and marketing of oil and gas resources, mineral resources, and other natural resources, together with research, development and marketing of high technology equipment and materials related to the natural resources industry as well as any other industry or field.

     (b) to engage in any lawful act or activity for which corporations may be organized under the Utah Business Corporation Act.

     (c) to have and to exercise all rights and powers from time to time granted to a corporation by law including, without limitation, the power to enter into any partnership, joint venture, or other arrangement where the management of the business of the corporation is delegated in whole or in part.

     (d) to own real and personal property, necessary or appropriate to the general business purpose of this corporation, and may invest in real estate, mortgages, stocks, bonds, and any other types of investment.

     Each of the above clauses shall be construed as a separate statement conferring independent purposes and powers upon the corporation, but each of the clauses of this Article III shall not in any way be limited by reference to or in reference from one another.

                                ARTICLE IV

                               CAPITAL STOCK

     The aggregate number of shares which the corporation shall have authority to issue is Fifty Million (50,000,000) shares of $0.001 (one mill) par value common voting stock.

                                  ARTICLE V

                        STOCK CLASSES AND PREFERENCES

     The corporation shall have only one class of common voting stock and no preferred stock shall be authorized.

                                ARTICLE VI

                         COMMENCEMENT OF BUSINESS

     The corporation shall not commence business until consideration of the value of at least ONE THOUSAND DOLLARS ($1,000.00) has been received for the issuance of shares.

                                ARTICLE VII

                             PRE-EMPTIVE RIGHTS

     The shareholders of the corporation shall not have pre-emptive rights to purchase stock subsequently issued by the corporation.

                                ARTICLE VIII

                              VOTING OF SHARES

     Each outstanding share of the common stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, each shareholder be entitled to vote his shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by im for as many persons as there are directors to be elected. Shareholders shall have no right whatsoever to accumulate their votes with regard to such election.

                               ARTICLE IX

                         TRANSFER RESTRICTIONS

     Shares of stock in this corporation shall not be transferred or sold until the sale or transfer shall have been reported to the Board of Directors and Unanimously approved by them.

                                ARTICLE X

                    INITIAL REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the corporation is 3276 Alta Hills Drive, Sandy, Utah 84092 and the name of its initial registered agent at such address is Paul Burton.

                               ARTICLE XI

                       INITIAL BOARD OF DIRECTORS

     The number of directors constituting the initial Board of Directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

          NAME                                ADDRESS
          ----                                -------
          Paul Burton                         3276 Alta Hills Drive
                                              Sandy, Utah 84092

          Gordon Elliott                      4578 Clearview Street
                                              Holladay, Utah 84117

          Richard Widerburg                   7157 East Manor Drive
                                              Holladay, Utah 84121

                              ARTICLE XII

                             INCORPORATORS

     The names and addresses of the incorporators are:

          NAME                                ADDRESS
          ----                                -------
          Paul Burton                         3276 Alta Hills Drive
                                              Sandy, Utah 84092

          Gordon Elliott                      4578 Clearview Street
                                              Holladay, Utah 84117

          Richard Widerburg                   7157 East Manor Drive
                                              Holladay, Utah 84121

     DATED this 27th day of July, 1984


7/27/84                     /S/ Paul Burton
7/27/84                     /S/ Gordon Elliott
7/27/84                     /S/ Richard Widerburg



STATE OF UTAH       )
                    : SS.
COUNTY OF SALT LAKE )

     SUBSCRIBED AND SWORN TO before me this 27th day of July, 1984.


                                              /Rhonda [Sic] Johnson
                                              --------------------------------
                                              NOTARY PUBLIC
                                              Residing in: Sandy, Utah

My commission Expires:
11/5/86

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                                  GEN II, INC.

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST
-----
The name of the corporation is Gen II, Inc.

SECOND
------
The following amendments to the Articles of Incorporation of Gen II, Inc. were duly adopted by the stockholders bf the corporation at meetings hold-June 19, 1992, and July 29, 1992, in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

ARTICLE I - NAME
----------------
The name of this corporation is Data 1, Inc.

ARTICLE IX - TRANSFER RESTRICTIONS
----------------------------------
Deleted in its entirely.

THIRD
-----
These amendments do not provide for any exchanger reclassification or cancellation of issued shares; however, pursuant to the resolution adopted by the stockholders of the corporation at the meeting held June19, 1992, the 3,500,000 shares of, one mill ($0.001) par value common voting stock issued and outstanding are, affective on the filing of these Articles of Amendment, reverse split on a basis of 1.75 for one, retaining the par value at one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation, and resulting in a total of 2,006,000 shares of one mill ($0.001) par value common voting stock being issued are outstanding.

FOURTH
------
The amendment adopting the reverse split of the Company's common stock and the challenge of name to Data 1, Inc. was adopted by, the stockholders at a meeting hold June 19,1992; and the amendment deleting Article IX of the Articles of Incorporation of the Company was adopted by the stockholders at a meeting held July 29, 1902.

FIFTH
-----
These amendments were not adopted by the incorporators or the Board of Directors without stockholder action.

SIXTH
-----
(a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

CLASS                              NUMBER OF SHARES
-----                              ----------------
Common                              3,500,000

(b) The number of shares voted for such amendments at the June 19, 1992, meeting, was 1,766,000 with none opposing and none abstaining. The number of shares voted for such amendments at the July 29, 1992, meeting, was 1,766,000 with none opposing and none abstaining.

IN WITNESS WHEREOF, the undersigned officers, having been there unto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 30 day of July, 1992.

                                  GEN II, INC.

                                  By /S/ Gordon R. Elliott, Vice President

Attest:

/S/ D. Richard Widerburg, Secretary

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                 DATA 1, INC.

Article IV of the Articles of Incorporation of DATA 1, INC., a Utah corporation (the "Corporation"), is hereby further amended and restated in its entirety to read as follows:

ARTICLE IV
CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares of $0.001 (one mill) par value voting common stock (the "Common Stock").

Upon the filing with the Division of Corporations and Commercial Code of the State of Utah of these Articles of Amendment of the Articles of Incorporation of the Corporation to cause Article IV to read as set forth above (the "Effective Date"), such Article IV having previously been amended effective August 17, 1992 to effect at that date a 1.75 for one reverse stock split of the then outstanding Gordon Stock, each issued and outstanding share of Common Stock shall thereby and thereupon, automatically pad without further action on the part of the holder thereof, be reclassified, changed and converted into one half validly issued, fully paid and nonassessable share of Common Stock, thereby effecting a further one-for-two reverse split of the Common Stock. Each certificate which immediately prior to the Effective Date, represented shares of Common Stock shall, from and after the Effective Date, represent one half of that same number of shares of Common Stock, and the Corporation shall thereafter issue certificates representing such appropriate number of shares of Common Stock upon surrender of the certificates representing such reverse split shares of Common Stock.

Any options or rights to acquire or to he issued shares of Common Stock outstanding at the Effective Date shall, from and after the Effective Date, be deemed to refer to one half of that same number of shares of Common Stock.

The foregoing amendment (the "Amendment") was adopted and approved by the written consent, dated and effective December 20, 1993, of the holders of more then a majority of the Corporation's 15,455,000 shares of $0.001 (one mill) par value voting common stock (the "Common Stock") then outstanding in accordance with the provisions of Section 16-lOa-704 of the Utah Revised Business Corporation Act. The holders of the 15,455,000 shares of Common Stock were the only voting group entitled to vote on the Amendment, and each of these shares was entitled to one vote. The total number of undisputed votes cast for the Amendment by this voting group was 9,759,166, and the number of votes cast for the Amendment by such voting group was sufficient for approval by that voting group.

IN WITNESS WHEREOF, these Articles of Amendment are executed on January 13,
1994.
Effective 5:00 o'clock p.m. on         DATA 1, INC.
January 17, 1994                       By: /S/ O. Howard Davidsmeyer, Chairman
                                       and Chief Executive Officer

                         ARTICLES OF AMENDMENT TO
                       ARTICLES OF INCORPORATION OF
                              DATA 1, INC.                [RECEIVED 1995 JAN
                                                           17 PM 2:30]
                                                      DIVISION OF CORPORATIONS
                                                           STATE OF UTAH]

ARTICLE IV OF THE ARTICLES OF INCORPORATION OF DATA 1, INC. a Utah corporation (the "Corporation), is hereby further amended and restated in its entirety to read as follows:

                               ARTICLE IV
                             CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares of capital stock authorized to be issued by the Corporation is 51,000,000, divided into two classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class is as set forth herein.

  Class                  Number of Shares           Par Value Per Share
  -----                  ----------------           -------------------
  Common Shares          50,000,000                 $0.001
  Preferred Shares        1,000,000                 $0.01

Upon the filing with the Division of Corporations and Commercial Code of the State of Utah of these Articles of Amendment of the Articles of Incorporation of the Corporation to cause Article IV to read as set forth herein (the "Effective Date"), such Article IV having previously been amended effective August 17, 1992 to effect at that date a 1.75 for one reverse stock split of the then outstanding shares of $0.001 (one mill) par value voting common stock and thereafter amended effective at 5:00 o'clock p.m. on January 17, 1994 to effect at that time a further one-for-two reverse split of the then outstanding of shares of $0.001 (one mill) par value voting common stock), each issued and outstanding shares of $0.001 (one mill) par value voting common stock shall thereby and thereupon, automatically and without further action on the part of the holder thereof, be reclassified, changed and converted into a validly issued fully paid and nonassessable Common Share. Each certificate which immediately prior to the Effective Date represented shares of $0.001 (one mill) par value voting common stock shall, from and after the Effective Date, represent the same number of Common Shares, and the Corporation may thereafter issue certificates representing a like number of Common Shares upon surrender of the certificates representing such shares of common stock.

Section 2. Common Shares. Except as otherwise provided in these articles or bylaws the Common Shares shall have the exclusive right to vote on matters to be voted upon by the shareholders of the Corporation, with each Common Share being entitled to one vote upon such matters. Subject to the provisions of law and the preferences of any stock ranking prior to the Common Shares as to dividends, the holders of the Common Shares shall be entitled to received dividends at such time and in such amount as may be determined by the Board of Directors. In the event of any dissolution of the Corporation, after payment or provision for payment of the debts and liabilities of the Corporation as provided by law and the preferential distribution of assets in such event shall be entitled, the holders of the Common Shares and the holder of any other stock ranking on a parity with the Common Shares in the distribution of assets in such event shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

Section 3. Preferred Shares. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Shares in series and to establish the number os shares to be included in each such series, the full or limited voting powers, or the denial of voting powers of each such series, and such designations, preferences, limitations, and relative rights of the shares of each such series of Preferred Shares. The authority of the Board of Directors with respect to the Preferred Shares of each such series shall include determination of the following:

(a) the number of shares of each such series and the distinctive designation thereof;
(b) whether the shares of each such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of voting rights;
(c) whether the shares of each such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when the price or prices at which such shares of each series may be redeemed, and whether redeemable for money, indebtedness, securities or other property;
(d) whether the shares of each such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and if so, the terms and conditions thereof, including the price or prices or the rate or rates at which shares of each such series shall be so convertible or exchangeable (and whether convertible or exchangeable for money, indebtedness, securities or other property), and the adjustment which shall be made, and the circumstances in which such adjustment shall be made, in such conversion or exchange prices or rates;
(e) the rate or amount of dividends, if any, payable on shares of each such series and whether payable in preference to any dividends on other Preferred Shares or on Common Shares, whether such dividends shall be payable in cash or in property or both, whether such dividends shall be cumulative, noncumulative or partially cumulative, and the conditions upon which and/or the date when such dividends shall be payable; and
(f) the amount, if any, payable on shares of each such series in the event of dissolution of the Corporation and whether any of such amount shall be payable in preference to any such amount on other Preferred Shares or on Common Shares.

The foregoing amendment (the "Amendment") was adopted and approved by the written consent, dated and effective January 4, 1995, of the holders of more then a majority of the Corporation's 7,685,113 shares of $0.001 (one mill) par value voting common stock then outstanding in accordance with the provisions of Section 16-lOa-704 of the Utah Revised Business Corporation Act. The holders of the 7,685,113 shares of $0.001 (one mill) par value voting common stock were the only voting group entitled to vote on the Amendment, and each of these shares was entitled to one vote. The total number of undisputed votes cast for the Amendment by this voting group was 4,423,248, and the number of votes cast for the Amendment by such voting group was sufficient for approval by that voting group.

IN WITNESS WHEREOF, these Articles of Amendment are executed on January 10,
1995.
                                      DATA 1, INC.
                                      By: /S/ O. Howard Davidsmeyer, Chairman
                                      and Chief Executive Officer

                          ARTICLES OF AMENDMENT TO
                        ARTICLES OF INCORPORATION OF
                              DATA 1, INC.           [RECEIVED FEB 01, 1995
                                                UT DIV. OF CORP. & COMM. CODE]

ARTICLE IV OF THE ARTICLES OF INCORPORATION OF DATA 1, INC. a Utah corporation (the "Corporation), is hereby further amended to add thereto a new Section 4 to read in its entirety as follows:

Section 4. Series A Preferred Shares. The Cumulative Convertible Preferred Shares, Series A, Paying $.40 Per Annum, of the Corporation shall have the preferences, limitations, and relative rights set forth below:

(a) Designation and Number. The first series of Preferred Shares to be issued by the Corporation shall be designated Cumulative Convertible Preferred Shares, Series A, Paying $.40 Per Annum (the "Series A Shares" or "Series A"), and shall consist of 200,000 shares and be issued for consideration equal to $5.00 per Series A Share. Reference in this Section 4 to "year" shall be references to the fiscal year ending December 31.

(b) Dividends. The dividend payable on each of the shares of Series A shall be $.40 per annum. The initial dividend shall be payable December 31, 1995 and subsequent dividends shall be payable on outstanding shares of Series A each December 31 thereafter; provided that the timing of the declaration and payment of such dividends, and the record date for determining those entitled to receive them, shall be at the discretion of the Board of Directors of the Corporation in conformity with the Utah Revised Business Corporation Act (the "Utah Corporation Act"). The dividends shall begin to accrue, whether or not earned or paid, on each share of Series A from the date of its issue, and the dividends on the outstanding Series A Shares shall be cumulative on a noncompounded basis until paid. The shares of Series A shall be nonparticipating. Each such dividend authorized by the Board of Directors shall be paid to holders of record of the Series A Shares as they appear on the share register of the Corporation on the record date, which shall not be more than 60 nor less than 10 days preceding the payment date. Holders of shares of Series A shall not be entitled to any dividends, whether payable in cash or property, in excess of the full cumulative dividends on the Series A Shares as provided herein. Notwithstanding the foregoing, no dividend shall be declared or paid on the Common Shares unless the dividend on the Series A Shares for the current year is declared and paid, and any dividend unpaid on the Series A Shares for any prior years is also paid.

(c) Redemption. The Corporation, by resolution of its Board of Directors, may at any time commencing March 1, 1997, and from time to time thereafter, upon giving at least 30 days' prior written notice to the holders of Series A Shares as shown on the books of the Corporation, redeem all or part of the Series A Shares at $6.00 per share, plus the amount of any dividend accrued but unpaid thereon for that part of the year of redemption up to the date of redemption and any preceding years, whether or not earned or declared. There shall be no right on the part of the holders of the Series A Shares to compel the Corporation to redeem such shares. Nothing contained herein regarding the redemption of shares by the Corporation shall abrogate or alter any of the rights of holders of shares of the Corporation upon liquidation as hereinafter provided.

In the event that fewer than all of the outstanding Series A Shares are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and the shares to be redeemed shall be determined pro rata, by lot, or by any other method determined to be equitable by the Board of Directors of the Corporation. In the event the Corporation shall redeem the shares of Series A, each notice of redemption shall state:
(i) the redemption date; (ii) the number of shares of Series A to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on such redemption date.

Upon surrender in accordance with such notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and if the notice has so stated), such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate representing the shares of Series A not redeemed shall be issued to the holder thereof, without any cost to the holder thereof.

Dividends on the Series A Shares so called for redemption shall cease to accrue, such shares shall no longer be deemed outstanding, and all rights of the holders thereof as Series A shareholders of the Corporation (except the right to receive the redemption price from the Corporation) shall cease on the redemption date, unless the Corporation should default in payment of the redemption price. Any Series A Shares that shall at any time be redeemed shall, after such redemption, be deemed canceled.

(d) Conversion. Commencing March 1, 1997, and during the period of time between any notice by the Corporation of redemption of the Series A Shares and the redemption date, each holder of Series A Shares shall have the right to convert each of the holder's Series A Shares into 3-1/2 Common Shares by giving to the Corporation, at least five days prior to the date on which such conversion is intended to be effected, written notice of the exercise of this privilege, accompanied by the certificate for the Series A Shares to be converted, duly endorsed with signature guaranteed. The conversion ratio of 3-1/2 Common Shares for each share of Series A shall be subject to appropriate and proportionate adjustments to account for the following with respect to the Common Shares: stock dividends, stock splits, reverse stock splits, and any similar adjustments in the Common Shares. If less than all of the Series A Shares represented by a certificate surrendered for conversion are to be converted pursuant to the election of the holder thereof, the Corporation shall issue a new certificate for the balance of the Series A Shares without expense to the holder.

(e) Voting and Preemptive Rights. (i) Except as is required by the Utah Corporation Act, the Series A Shares have no voting rights. (ii) Holders of the Series A Shares shall not have any preemptive rights.

(f) Liquidation Preference. (i) Upon the dissolution, liquidation or winding up of the Corporation, the holders of Series A Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to subparagraph (ii) of this subsection (f) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking, upon liquidation, junior to the Series A Shares. In the event the assets of the Corporation available for distribution to the holders of shares of Series A upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to subparagraph (ii) of this subsection (f), no such distributions shall be made on account of the Common Shares or any shares of any other class or series of Preferred Shares ranking junior to the Series A Shares; (ii) Upon the dissolution or voluntary or involuntary liquidation or winding up of the Corporation, the holders of record of Series A Shares shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Shares or any other class of Preferred Shares ranking junior to the Series A Shares upon liquidation, the amount of $5.00 per share, plus the amount of any dividend accrued but unpaid thereof for that part of the year of dissolution up to the date of dissolution and any preceding years, whether or not earned or declared; (iii) After any payment to the holders of the Series A Shares of the full preferential amounts provided for in this subsection (f), the remaining assets of the Corporation shall be distributed among and paid to the holders of the Common Shares, share and share alike, in proportion to their shareholders; and
(iv) The merger or consolidation of the Corporation into or with any other corporation, or of any other corporation into or with the Corporation, and the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this subsection (f).

(g) Other Stock. For purposes of this Section 4, any shares of any series, class or classes of capital stock of the Corporation shall be deemed to rank:
(i) Prior to the Series A Shares, either as to dividends or upon liquidation, if the holders of such classes of capital stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of Series A [it being understood that, pursuant to the final paragraph of this subsection (g), no such prior shares are to be authorized or issued by the Corporation]; (ii) On a parity with the Series A Shares, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund provisions, if any be difference from those of Series A, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such shares and the holders of shares of Series A [it being understood that, pursuant to the final paragraph of this subsection (g), no such parity shares are to be authorized or issued by the Corporation]; and (iii) Junior to the shares of Series A, either as to dividends or upon liquidation, if such class shall be Common Shares or if the holders of shares of Series A shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series, class or classes.

The Series A Shares shall rank prior to the Common Shares as to dividends and upon dissolution as set forth herein. The Corporation has not and shall not authorize or issue any share of any class of capital stock ranking prior to or on a parity with the Series A Shares as to dividends or upon liquidation; and shall not authorize the reclassification of any authorized capital stock of the Corporation into any such prior shares; or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares. The Corporation may authorize and issue additional series of Preferred Shares ranking junior to the Series A Shares.

(h) No Sinking Fund. There are no sinking fund requirements for the Series A Shares.

(i) Certificates. The certificates representing Series A Shares shall contain the following conspicuous statement: "[o]n the written request of any shareholder, the Corporation shall furnish, without charge, a full written statement of the designations, preferences, limitations, and relative rights applicable to each class of capital stock of the Corporation, the variations in preferences, limitations, and relative rights determined for each series thereof, and the authority of the Board of Directors of the Corporation to determine variations for any existing or future class or series."

The foregoing amendment (the "Amendment") was adopted and approved by the Board of Directors of the Corporation by unanimous written consent, dated and effective January 27, 1995, as contemplated by, among other sections, Section 16-lOa-602(1) of the Utah Revised Business Corporation Act. The Amendment was duly adopted without action by the shareholders of the Corporation, and such shareholder action was not required. The Amendment does not alter or revoke the preferences, limitations, or relative rights granted to or imposed upon any wholly unissued class or series of shares of capital stock of the Corporation.

IN WITNESS WHEREOF, these Articles of Amendment are executed on January 31,
1995.
                                      DATA 1, INC.
                                      By: /S/ O. Howard Davidsmeyer, Chairman
                                      and Chief Executive Officer

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                  DATA 1, INC.
                                                   [RECEIVED APRIL 21, 1995
                                                UT DIV. OF CORP. & COMM. CODE]

ARTICLE IV OF THE ARTICLES OF INCORPORATION OF DATA 1, INC. a Utah corporation (the "Corporation), is hereby further amended by amending and restating in its entirety Section 4 thereof as added effective February 1, 1995 so that upon the filing of these Articles of Amendment such Section 4 shall read in its entirety as follows:

Section 4. Series A Preferred Shares. The Cumulative Convertible Preferred Shares, Series A, Paying $.40 Per Annum, of the Corporation shall have the preferences, limitations, and relative rights set forth below:

(a) Designation and Number. The first series of Preferred Shares to be issued by the Corporation shall be designated Cumulative Convertible Preferred Shares, Series A, Paying $.40 Per Annum (the "Series A Shares" or "Series A"), and shall consist of 200,000 shares and be issued for consideration equal to $5.00 per Series A Share. Reference in this Section 4 to "year" shall be references to the fiscal year ending December 31.

(b) Dividends. The dividend payable on each of the shares of Series A shall be $.40 per annum. The initial dividend shall be payable December 31, 1995 and subsequent dividends shall be payable on outstanding shares of Series A each December 31 thereafter; provided that the timing of the declaration and payment of such dividends, and the record date for determining those entitled to receive them, shall be at the discretion of the Board of Directors of the Corporation in conformity with the Utah Revised Business Corporation Act (the "Utah Corporation Act"). The dividends shall begin to accrue, whether or not earned or paid, on each share of Series A from the date of its issue, and the dividends on the outstanding Series A Shares shall be cumulative on a noncompounded basis until paid. The shares of Series A shall be nonparticipating. Each such dividend authorized by the Board of Directors shall be paid to holders of record of the Series A Shares as they appear on the share register of the Corporation on the record date, which shall not be more than 60 nor less than 10 days preceding the payment date. Holders of shares of Series A shall not be entitled to any dividends, whether payable in cash or property, in excess of the full cumulative dividends on the Series A Shares as provided herein. Notwithstanding the foregoing, no dividend shall be declared or paid on the Common Shares unless the dividend on the Series A Shares for the current year is declared and paid, and any dividend unpaid on the Series A Shares for any prior years is also paid.

(c) Redemption. The Corporation, by resolution of its Board of Directors, may at any time commencing June 2, 1997, and from time to time thereafter, upon giving at least 30 days' prior written notice to the holders of Series A Shares as shown on the books of the Corporation, redeem all or part of the Series A Shares at $6.00 per share, plus the amount of any dividend accrued but unpaid thereon for that part of the year of redemption up to the date of redemption and any preceding years, whether or not earned or declared. There shall be no right on the part of the holders of the Series A Shares to compel the Corporation to redeem such shares. Nothing contained herein regarding the redemption of shares by the Corporation shall abrogate or alter any of the rights of holders of shares of the Corporation upon liquidation as hereinafter provided.

In the event that fewer than all of the outstanding Series A Shares are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and the shares to be redeemed shall be determined pro rata, by lot, or by any other method determined to be equitable by the Board of Directors of the Corporation. In the event the Corporation shall redeem the shares of Series A, each notice of redemption shall state:
(i) the redemption date; (ii) the number of shares of Series A to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on such redemption date.

Upon surrender in accordance with such notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and if the notice has so stated), such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate representing the shares of Series A not redeemed shall be issued to the holder thereof, without any cost to the holder thereof.

Dividends on the Series A Shares so called for redemption shall cease to accrue, such shares shall no longer be deemed outstanding, and all rights of the holders thereof as Series A shareholders of the Corporation (except the right to receive the redemption price from the Corporation) shall cease on the redemption date, unless the Corporation should default in payment of the redemption price. Any Series A Shares that shall at any time be redeemed shall, after such redemption, be deemed canceled.

(d) Conversion. Commencing May 1, 1997, and during the period of time between any notice by the Corporation of redemption of the Series A Shares and the redemption date, each holder of Series A Shares shall have the right to convert each of the holder's Series A Shares into five Common Shares by giving to the Corporation, at least five days prior to the date on which such conversion is intended to be effected, written notice of the exercise of this privilege, accompanied by the certificate for the Series A Shares to be converted, duly endorsed with signature guaranteed. The conversion ratio of five Common Shares for each share of Series A shall be subject to: (i) appropriate and proportionate adjustments to account for the following with respect to the Common Shares: stock dividends, stock splits, reverse stock splits, and any similar adjustments in the Common Shares; and (ii) such adjustment (by way of increase only) as may be necessary so that as of May 1, 1997 each of the shares of Series A shall be convertible into a number of Common Shares (including fractions rounded to the third digit to the right of the decimal point) that when multiplied by the Average Price of the Common Shares (as hereinafter defined) produces a result of $7.50. If less than all of the Series A Shares represented by a certificate surrendered for conversion are to be converted pursuant to the election of the holder thereof, the Corporation shall issue a new certificate for the balance of the Series A Shares without expense to the holder.

For purposes of this Section 4, the phrase "Average Price of the Common Shares" shall mean the arithmetic average (rounded to the nearest whole penny) for the 10 full trading days ending with May 1, 1997 (the "Measuring Period"): of (i) the average of the highest and lowest quoted selling prices per share for the Common Shares on a national securities exchange or exchanges (or on the principal such exchange), if the Common Shares are admitted to trading on such exchange or exchanges for the period of time encompassing the Measuring Period [whether or not the Common Shares shall at that time also be admitted for quotation on the National Association of Securities Dealers Automatic Quotation System or other comparable system (the "NASDAQ System")]; (ii) the average of the highest and lowest quoted selling prices per share for the Common Shares in the National Market System ("NMS") list of securities on the NASDAQ System, if the Common Shares are within such NMS list of securities for the period of time encompassing the Measuring Period; or (iii) the average of the low bid and high asked prices per share for the Common Shares in the over the counter market as reported by the National Quotation Bureau, Inc. or any successor thereto, if the Common Shares are not so admitted to trading or an exchange or exchanges, or with such NMS list of securities.

(e) Voting and Preemptive Rights. (i) Except as is required by the Utah Corporation Act, the Series A Shares have no voting rights. (ii) Holders of the Series A Shares shall not have any preemptive rights.

(f) Liquidation Preference. (i) Upon the dissolution, liquidation or winding up of the Corporation, the holders of Series A Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to subparagraph (ii) of this subsection (f) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking, upon liquidation, junior to the Series A Shares. In the event the assets of the Corporation available for distribution to the holders of shares of Series A upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to subparagraph (ii) of this subsection (f), no such distributions shall be made on account of the Common Shares or any shares of any other class or series of Preferred Shares ranking junior to the Series A Shares; (ii) Upon the dissolution or voluntary or involuntary liquidation or winding up of the Corporation, the holders of record of Series A Shares shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Shares or any other class of Preferred Shares ranking junior to the Series A Shares upon liquidation, the amount of $5.00 per share, plus the amount of any dividend accrued but unpaid thereof for that part of the year of dissolution up to the date of dissolution and any preceding years, whether or not earned or declared; (iii) After any payment to the holders of the Series A Shares of the full preferential amounts provided for in this subsection (f), the remaining assets of the Corporation shall be distributed among and paid to the holders of the Common Shares, share and share alike, in proportion to their shareholders; and
(iv) The merger or consolidation of the Corporation into or with any other corporation, or of any other corporation into or with the Corporation, and the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this subsection (f).

(g) Other Stock. For purposes of this Section 4, any shares of any series, class or classes of capital stock of the Corporation shall be deemed to rank:
(i) Prior to the Series A Shares, either as to dividends or upon liquidation, if the holders of such classes of capital stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of Series A [it being understood that, pursuant to the final paragraph of this subsection (g), no such prior shares are to be authorized or issued by the Corporation]; (ii) On a parity with the Series A

Shares, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund provisions, if any be difference from those of Series A, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such shares and the holders of shares of Series A [it being understood that, pursuant to the final paragraph of this subsection (g), no such parity shares are to be authorized or issued by the Corporation]; and (iii) Junior to the shares of Series A, either as to dividends or upon liquidation, if such class shall be Common Shares or if the holders of shares of Series A shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series, class or classes.

The Series A Shares shall rank prior to the Common Shares as to dividends and upon dissolution as set forth herein. The Corporation has not and shall not authorize or issue any share of any class of capital stock ranking prior to or on a parity with the Series A Shares as to dividends or upon liquidation; and shall not authorize the reclassification of any authorized capital stock of the Corporation into any such prior shares; or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares. The Corporation may authorize and issue additional series of Preferred Shares ranking junior to the Series A Shares.

(h) No Sinking Fund. There are no sinking fund requirements for the Series A Shares.

(i) Certificates. The certificates representing Series A Shares shall contain the following conspicuous statement: "[o]n the written request of any shareholder, the Corporation shall furnish, without charge, a full written statement of the designations, preferences, limitations, and relative rights applicable to each class of capital stock of the Corporation, the variations in preferences, limitations, and relative rights determined for each series thereof, and the authority of the Board of Directors of the Corporation to determine variations for any existing or future class or series."

The foregoing amendment (the "Amendment") was adopted and approved by the Board of Directors of the Corporation by unanimous written consent, dated and effective April 20, 1995, as contemplated by, among other sections, Section 16-lOa-602(1) and Section 16-10a-602(4) of the Utah Revised Business Corporation Act. The Amendment was duly adopted without action by the shareholders of the Corporation, and such shareholder action was not required. The Amendment does not alter or revoke the preferences, limitations, or relative rights granted to or imposed upon any wholly unissued class or series of shares of capital stock of the Corporation, but none of the shares of such class or series of shares so affected has been issued.

IN WITNESS WHEREOF, these Articles of Amendment are executed on April 20,
1995.
                                      DATA 1, INC.
                                      By: /S/ O. Howard Davidsmeyer, Chairman
                                      and Chief Executive Officer

                          ARTICLES OF AMENDMENT TO

                         ARTICLES OF INCORPORATION       [RECEIVED
                                                        MAY 26 1999
                                    OF          Utah Div. of Corp. Comm. Code]

                                 DATA 1, INC.

     Article I, and Article IV, Section 1., of the Articles of Incorporation of DATA 1, INC., a Utah corporation (the "Corporation"), are hereby further amended and restated in their entirety to read as follows:

     Article I of the Article of Incorporation of Data 1, Inc., a Utah Corporation, is hereby further amended and restated in its entirety to read as follows:

                               ARTICLE I - NAME

     The name of this corporation is Diversified Resources Groups, Inc.

     Article IV, Section 1., of the Articles of Incorporation of Data 1, Inc., a Utah corporation, is hereby further amended and restated in its entirely to read as follows:

                          ARTICLE IV - CAPITAL STOCK

     Section 1. Authorized Shares. The aggregate number of shares of capital stock authorized to be issued by the Corporation is 101,000,000, divided into two classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as set forth herein.

                                Number                  Par Value
     Class                     of Shares                Per Share
     ----------                ----------               ----------

     Common Shares             100,000,000                $0.001
     Preferred Shares            1,000,000                $0.010

The foregoing amendment ("Amendment") was adopted and approved by the written consent, dated and effective May 17, 1999, of the holders of more than a majority of the Corporation's 42,252,753 shares of $0.001 (one mill) par value voting Common Stock then outstanding in accordance with the provisions of the Utah Revised Business Corporation Act. The holders of the 42,252,753 shares of $0.001 (one mill) par value Common Stock were the only voting group entitled to vote on the Amendment, and each of these shares was entitled to one vote. The total number of undisputed votes cast for the Amendment by this voting group was 24,707,997, and the number of votes cast for the Amendment by such voting group was sufficient for approval by that group.

     IN WITNESS WHEREOF, these Articles of Amendment are executed on May 17,
1999.

Effective 5:00 o'clock           DATA 1, INC.
p.m. on May 17, 1999.

                                 By: /s/Richard L. Sovich, Vice President and
                                        Secretary